Exhibit 99.1

LETTER OF TRANSMITTAL

National Rural Utilities Cooperative Finance Corporation

Offer to Exchange up to $218,339,000 Aggregate Principal Amount of 4.023% Collateral Trust Bonds due 2032
that have been registered under the Securities Act of 1933, as amended for

Any and all outstanding 4.023% Collateral Trust Bonds due 2032 that have not been registered under the Securities Act of 1933, as amended

Pursuant to the Prospectus dated

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

D.F. King & Co., Inc.

By Mail, By Hand and Overnight Courier:

48 Wall Street, 22nd Floor

New York, NY 10005

Attention: Krystal Scrudato

By Facsimile (for eligible institutions only): (212) 709-3328	Confirmation Call: (212) 493-6940

Banks and Brokers: (212) 269-5550

Toll Free: 967-4604

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF THIS LETTER OF TRANSMITTAL.

The undersigned hereby acknowledges receipt of the prospectus dated                       (the “Prospectus” of National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (“CFC”), and this Letter of Transmittal (the “Letter of Transmittal”), which together constitute CFC’s offer to exchange (the “Exchange Offer”) up to $218,339,000 of its 4.023% Collateral Trust Bonds due 2032 (CUSIP No. 637432 MS1) (the “Exchange Bonds”), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 4.023% Collateral Trust Bonds due 2032 (CUSIP Nos. 637432 MY8 and U6373B DX3) (the “Original Bonds”) that have not been registered under the Securities Act, of which an aggregate amount of $218,339,000 was outstanding as of                    . Capitalized terms used but not defined in this Letter of Transmittal have the meanings ascribed to them in the Prospectus.

For each Original Bond accepted for exchange, the holder of that Original Bond will receive an Exchange Bond having a principal amount equal to that of the surrendered Original Bond. Original Bonds accepted for exchange will not receive accrued interest at the time of the exchange. However, each Exchange Bond will bear interest from May 23, 2014.

This Letter of Transmittal is to be completed by a holder of Original Bonds if certificates are to be forwarded with the Letter of Transmittal. Holders of Original Bonds whose certificates are not immediately available, whose Original Bonds are held through DTC, or who are unable to deliver their certificates and all other documents required by this Letter of Transmittal to D.F. King & Co., Inc., the exchange agent for the Exchange Offer (the “Exchange Agent”), on or before the Expiration Date, must comply with DTC’s Automated Tender Offer Procedures (“ATOP”) for book-entry transfer described in “The Exchange Offer – Book-Entry Delivery Procedures for Tendering Original Bonds Held with DTC.” See Instruction 1. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

Holders of Original Bonds tendering by book-entry transfer to the Exchange Agent’s account at DTC may execute tenders through ATOP, for which the Exchange Offer is eligible. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of the Exchange Offer to DTC on or prior to the Expiration Date. DTC will verify acceptance of the Exchange Offer, execute a book-entry transfer of the tendered Original Bonds into the account of the Exchange Agent at DTC and send to the Exchange Agent a “book-entry confirmation,” which shall include an agent’s message. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Original Bonds that the participant has received and agrees to be bound by the terms of this Letter of Transmittal as an undersigned hereof and that CFC may enforce such agreement against the participant. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the agent’s message. Accordingly, holders who tender their Original Bonds through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal.

If you are a beneficial owner that holds Original Bonds through Euroclear or Clearstream and wish to tender your Original Bonds, you must contact Euroclear or Clearstream, as the case may be, directly to ascertain their procedures for tendering Original Bonds and must comply with such procedure.

The undersigned hereby tenders the Original Bonds described in Box 1 below pursuant to the terms and conditions described in the Prospectus and this Letter of Transmittal. The undersigned is the registered owner of all of the tendered Original Bonds and the undersigned represents that it has received from each beneficial owner of the tendered Original Bonds (collectively, the “Beneficial Owners”), if any, a duly completed and executed form of “Instructions to Registered Holders from Beneficial Owner” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal.

Subject to, and effective upon, the acceptance for exchange of the tendering Original Bonds, the undersigned hereby exchanges, assigns and transfer to, or upon the order of, CFC, all right, title and interest in, to and under the Original Bonds.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the tendered Original Bonds, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver the Original Bonds to CFC or cause ownership of the tendered Original Bonds to be transferred to, or upon the order of, CFC, on the books of the registrar for the Original Bonds and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, CFC upon receipt by the Exchange Agent, as the undersigned’s agent, of the Exchange Bonds pursuant to the Exchange Offer, and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered Original Bonds, all in accordance with the terms of the Exchange Offer.

Unless otherwise indicated under “Special Issuance Instructions” below (Box 2), please issue the Exchange Bonds exchanged for tendered Original Bonds in the name(s) of the undersigned. Ownership of beneficial interests in the global bond representing the Exchange Bonds will be limited to DTC and to persons that may hold interests through institutions that have accounts with DTC, which we refer to as participants. Accordingly, only DTC participants may receive beneficial interests in the Exchange Bonds in their own names. If you are not a DTC participant, you will need to specify the name and account number of a DTC participant under “Special Delivery Instructions” in Box 3. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 3), please send or cause to be sent the certificates for the Exchange Bonds (and accompanying documents, as appropriate) to the undersigned at the address show below in Box 1.

The undersigned understands that tenders of Original Bonds pursuant to the procedures described under the caption “The Exchange Offer” in the Prospectus and in the instructions to this Letter of Transmittal and acceptance of such Original Bonds by CFC, following such acceptance, will constitute a binding agreement between the undersigned and CFC upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of tenders prior to acceptance by CFC on the terms set forth in the Prospectus under the caption “The Exchange Offer – Withdrawal of Tenders of Original Bonds.”

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death, bankruptcy or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned or any Beneficial Owners under this Letter of Transmittal will be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Original Bonds being tendered, and that, when the Original Bonds are accepted for exchange as contemplated in this Letter of Transmittal, CFC will acquire good and unencumbered title to the Original Bonds being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by CFC or the Exchange Agent as necessary or desirable to complete and give effect to the transactions contemplated hereby.

In addition, the undersigned hereby represent and warrants that:

(i)	the Original Bonds being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving the Exchange Bonds pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of the Original Bonds;

(ii)	neither the undersigned nor any other person acquiring the Exchange Bonds pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Original Bonds, is participating in or has an intent to participate in a distribution of the Exchange Bonds;

(iii)	neither the undersigned nor any other person acquiring the Exchange Bonds pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Original Bonds, has an arrangement or understanding with any other person to participate in a distribution of the Exchange Bonds;

(iv)	neither the undersigned nor any other person acquiring the Exchange Bonds pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of

Original Bonds, is an “affiliate,” as defined in Rule 405 of the Securities Act, of CFC; and

(v)	if the undersigned is a broker-dealer, the undersigned acquired the Original Bonds as a result of market-making activities or other trading activities and not directly from the Corporation for its own account in the initial offering of the Original Bonds.

If any of the foregoing representations and warranties are not true, then the undersigned acknowledges and agrees that it is not eligible to participate in the Exchange Offer, cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in a series of no-action letters issued to third parties in connection with exchange offers and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the undersigned’s bonds.

If any of the undersigned or any other person acquiring the Exchange Bonds pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Original Bonds, is a broker-dealer that will receive the Exchange Bonds for its own account in exchange for Original Bonds that were acquired as a result of market-making activities or other trading activities, it hereby (i) confirms that it has not entered into any arrangement or understanding with CFC or an affiliate of CFC to distribute the Exchange Bonds and (ii) acknowledges that it will deliver a prospectus in connection with any resale of the Exchange Bonds; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned understands that the delivery and surrender of the Original Bonds is not effective, and the risk of loss of the Original Bonds does not pass to the Exchange Agent, until receipt by the Exchange Agent of this Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, or properly transmitted agent’s message, together with all accompanying evidences of authority and any other required documents in form satisfactory to CFC. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered bonds pursuant to the procedures described above will be determined by CFC in its sole discretion (whose determination shall be final and binding).

☐	CHECK HERE IF TENDERED ORIGINAL BONDS ARE BEING DELIVERED WITH THIS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS TO THE PROSPECTUS.

NAME:

ADDRESS:

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING THE BOXES

DESCRIPTION OF ORIGINAL BONDS TENDERED (Attach additional signed pages, if necessary)
Name(s) and Address(es) of Registered Holder(s), exactly as name(s) appear(s) on Bond Certificate(s) (Please fill in, if blank)	Certificate Number(s) of Original Bonds	Aggregate Principal Amount Represented by Certificate(s)	Aggregate Principal Amount Tendered*

TOTAL
* Tenders of Original Bonds will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in this column, the aggregate principal amount of the Original Bonds represented by the certificates identified in his Box 1 or delivered to the Exchange Agent with this Letter of Transmittal will be deemed tendered. See Instruction 3.

Box 2	Box 3

SPECIAL ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 4, 5 and 6)	(See Instructions 4, 5 and 6)

To be completed ONLY if certificates for Original Bonds not exchanged and/or Exchange Bonds are to be issued in the name of and sent to someone other than the undersigned.	To be completed ONLY if Exchange Bonds are to be issued to someone other than the undersigned, or to the undersigned at an address or a DTC account other than that shown in Box 1.

Issue Exchange Bonds(s) and/or Original Bonds to:	Issue Exchange Bond(s) to:

Name(s):	Name(s) of
(Please Type or Print)	DTC Participant:
(Please Type or Print)
Address:
DTC participant
(Include Zip Code)	account number:

Contact name of
(Tax Identification or Social Security Number)	tendering holder’s
broker or custodian:

Contact telephone number: This Box 3 must be completed if you are NOT a DTC participant.

Box 4

TENDERING HOLDER SIGNATURE
(See Instructions 1 and 4)

X
X
(Signature of Registered Holder(s) or Authorized Signatory)

Note: The above lines must be signed by the registered holder(s) of Original Bonds as their name(s) appear(s) on the Original Bonds or by person(s) authorized to become registered holder(s) (evidence of which authorization must be transmitted with this Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his or her full title below. See Instruction 4.

Name(s): ________________________________________________________________________________________

Capacity: ________________________________________________________________________________________

Street Address: ___________________________________________________________________________________

(Include Zip Code)

(Area Code and Telephone Number)

(Tax Identification or Social Security Number)

Signature Guarantee: _____________________________________________________________________________
(If Required by Instruction 4)

Authorized Signature: ____________________________________________________________________________

Name: ___________________________________________________________________________________
(Please Type or Print)

Title: ________________________________________________________________________________

Name of Firm: ____________________________________________________________________________
(Must be an Eligible Institution as defined in Instruction 1)

Address: ____________________________________________________________________________

(Include Zip Code)

Area Code and Telephone Number: ____________________________________________________________________________

Dated: ____________________________________________________________________________

If you are a DTC participant, please provide your DTC participant account number: ________________

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS

OF THE EXCHANGE OFFER

1.          Delivery of Letter of Transmittal and Original Bonds. This Letter of Transmittal is to be used if certificates for Original Bonds are to be physically delivered to the Exchange Agent herewith, as set forth in the Prospectus.

To validly tender Original Bonds pursuant to the Exchange Offer, either (a) the Exchange Agent must receive a properly completed and duly executed copy of this Letter of Transmittal with any required signature guarantees, together with certificates for the Original Bonds and any other documents required by this Letter of Transmittal, or (b) a holder must comply with the ATOP procedures for book-entry transfer described below on or before the Expiration Date.

The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for DTC’s ATOP with respect to book-entry Original Bonds held through DTC. The Letter of Transmittal with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the Letter of Transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date. Original Bonds will not be deemed to have been tendered until the Letter of Transmittal and signature guarantees, if any, or agent’s message, is received by the Exchange Agent.

Any financial institution that is a nominee of DTC, including Euroclear and Clearstream, must tender Original Bonds by effecting a book-entry transfer of Original Bonds to be tendered in the Exchange Offer into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the Exchange Offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC, which we refer to as a “participant,” tendering Original Bonds that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce the agreement against the participant. A Letter of Transmittal need not accompany tenders effected through ATOP.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE CERTIFICATES FOR THE ORIGINAL BONDS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER. EXCEPT AS OTHERWISE PROVIDED IN THIS LETTER OF TRANSMITTAL AND IN THE PROSPECTUS, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

2.          Beneficial Owner Instructions to Registered Holders. Only a holder in whose name tendered Original Bonds are registered (or the legal representative or attorney-in-fact of that registered holder) may execute and deliver this Letter of Transmittal. Any Beneficial Owner, if any, of tendered Original Bonds, who is not the registered holder must arrange promptly with the registered holder to execute and deliver this Letter of Transmittal on his or her behalf through the execution and delivery to the registered holders of the “Instructions to Registered Holder from Beneficial Owner” form accompanying this Letter of Transmittal.

3.          Partial Tenders. Tenders of Original Bonds will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. If less than the entire principal amount of Original Bonds held by the holder is tendered, the tendering holder should fill in the principal amount tendered in the column labeled “Aggregate Principal Amount Tendered” of Box 1 above. The entire principal amount of Original Bonds delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Original Bonds held by the holder is not tendered, then Original Bonds for the principal amount of Original Bonds not tendered and Exchange Bonds issued in exchange for any Original Bonds tendered and accepted will be sent to the holder at his or her registered address, unless a different address is provided in the appropriate box on this Letter of Transmittal, promptly following the Expiration Date.

4.          Signatures on Letter of Transmittal; Signature Guarantees. If this Letter of Transmittal is signed by the registered holder(s) of the tendered Original Bonds, the signature must correspond with the name(s) as written on the face of the tendered Original Bonds without alteration, enlargement or any change whatsoever.

If any of the tendered Original Bonds are registered in the name of two or more holders, all holders must sign this Letter of Transmittal. If any Original Bonds tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of the Letter of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any Original Bond or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to CFC of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered holders of the Original Bonds tendered hereby, no endorsements of the Original Bonds or separate instruments of transfer are required unless Exchange Bonds, or Original Bonds not tendered or exchanged, are to be issued to a person other than the registered holders, in which case signatures on the Original Bonds or instruments of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.

If this Letter of Transmittal is signed other than by the registered holders of the Original Bonds tendered hereby, those Original Bonds must be endorsed or accompanied by appropriate instruments of transfer and a duly completed proxy entitling the signer of this Letter of Transmittal to consent with respect to those Original Bonds, on behalf of the registered holders, in any case signed exactly as the name or names of the registered holders appear on the Original Bonds, and signatures on those Original Bonds or instruments of transfer and proxy must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.

Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor, unless (a) the Original Bonds tendered hereby are tendered by a registered holder that has not completed Box 2 entitled “Special Issuance Instructions” or Box 3 entitled “Special Delivery Instructions” in this Letter of Transmittal, or (b) the Original Bonds are tendered for the account of an Eligible Institution. If the Original Bonds are registered in the name of a person other than the signer of this Letter of Transmittal, if Original Bonds not accepted for exchange or not tendered are to be registered in the name of or returned to a person other than the registered holder, or if Exchange Bonds are to be issued to someone or delivered to someone other than the registered holder of the Original Bonds, then the signatures on this Letter of Transmittal accompanying the tendered Original Bonds must be guaranteed by a Medallion Signature Guarantor as described above.

The Letter of Transmittal and Original Bonds should be sent only to the Exchange Agent, and not to CFC or DTC.

5.          Special Issuance and Delivery Instructions. Tendering holders should indicate, in the appropriate box (Box 2 or 3), the name and address to which the Exchange Bonds and/or substitute certificates evidencing Original Bonds for principal amounts not tendered or not accepted for exchange are to be sent, if different from the name and address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If not instructions are given, the Original Bonds not exchanged will be returned to the name or address of the person signing the Letter of Transmittal. The Exchange Bonds are being issued in book-entry form only. Holders of Original Bonds who are not DTC participants must specify the name of a DTC participant to receive their Exchange Bonds.

6          Transfer Taxes. CFC will pay all transfer taxes, if any, applicable to the exchange of tendered Original Bonds pursuant to the Exchange Offer. If, however, Exchange Bonds and/or substitute Original Bonds not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Original Bonds tendered hereby, or if Original Bonds tendered hereby are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer and exchange of tendered Original Bonds pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption from those taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the tendering Original Bonds listed in this Letter of Transmittal.

7.          Validity of Tenders. All questions as to validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendering Original Bonds will be determined by CFC. This determination will be final and binding. CFC reserves the right to reject any and all tenders of Original Bonds not in proper form or the acceptance of which for exchange may, in the opinion of CFC’s counsel, be unlawful. CFC also reserves the right to waive any conditions of the Exchange Offer or any defect or irregularity in the tender of Original Bonds. The interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) by CFC will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Bonds must be cured within such time as CFC determines. Neither CFC, the Exchange Agent nor any other person will be under any duty to give notification of defects or irregularities to holders of Original Bonds or incur any liability for failure to give such notification. Tenders of Original Bonds will not be deemed to have been made until the defects or irregularities have been cured or waived, or if Original Bonds are submitted in principal amount greater than the principal amount of Original Bonds being tendered, the unaccepted or non-exchanged Original Bonds or substitute Original Bonds evidencing the unaccepted or non-exchanged portion of the Original Bonds, as appropriate, will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date.

8.          Amendments; Waiver of Conditions. Subject to applicable law, CFC reserves the right, in its sole and absolute discretion, to amend the Exchange Offer or waive any conditions of the Exchange Offer in case of any Original Bonds validly tendered, in whole or in part, at any time and from time to time. If the Exchange Offer is amended in a manner that CFC determines constitutes a material change, including the waiver of a material condition, CFC will extend the Exchange Offer to the extent necessary to provide that at least five business days remain in the Exchange Offer following notice of the material change.

9.          No Condition Tenders. No alternative, conditional, irregular or contingent tender of Original Bonds or transmittal of this Letter of Transmittal will be accepted.

10.          Mutilated, Lost, Stolen or Destroyed Original Bonds. Any holder whose Original Bonds have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated in this Letter of Transmittal for further instructions.

11.          Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address and telephone number indicated in this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

12.          Acceptance of Tendered Original Bonds and Issuance of Exchange Bonds; Return of Original Bonds. Subject to the terms and conditions of the Exchange Offer, CFC will accept for exchange all validly tendered Original Bonds promptly after the Expiration Date and will issue Exchange Bonds for the Original Bonds promptly thereafter. For purposes of the Exchange Offer, CFC will be deemed to have accepted tendered Original Bonds when, as and if CFC has given written notice or oral notice (immediately confirmed in writing) of acceptance to the Exchange Agent. If any tendered Original Bonds are not exchanged pursuant to the Exchange Offer for any reason, those unexchanged Original Bonds will be returned, without expense, to the tendering holder at the address show in Box 1 or at a different address as may be indicated in this Letter of Transmittal under “Special Delivery Instructions” (Box 3).

13.          Withdrawal. Tenders may be withdrawn only pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer – Withdrawal of Tenders of Original Bonds.

THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF), PROPERLY COMPLETED AND DULY EXECUTED (TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES AND CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS), MUST BE RECEIVED BY THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH BELOW AT OR PRIOR TO THE EXPIRATION DATE FOR HOLDERS OF ORIGINAL BONDS WISHING TO VALIDLY TENDER THEIR ORIGINAL BONDS AND RECEIVE THE EXCHANGE BONDS.

The Exchange Agent for the Exchange Offer is:

D.F. King & Co., Inc.

By Mail, By Hand and Overnight Courier:

48 Wall Street, 22nd Floor

New York, NY 10005

Attention: Krystal Scrudato

By Facsimile (for eligible institutions only):	Confirmation Call:
(212) 709-3328	(212) 493-6940

Banks and Brokers: (212) 269-5550

Toll Free: (800) 628-8536

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